   As filed with the Securities and Exchange Commission on September 30, 2003.

                                                Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                     KEYCORP
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-6542451
                     (I.R.S. Employer Identification Number)

                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                    (Address of Principal Executive Offices)

                              --------------------

                          KEYCORP AMENDED AND RESTATED
                          1991 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                              --------------------

                                STEVEN N. BULLOCH
                               ASSISTANT SECRETARY

                                     KEYCORP
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                     (Name and Address of Agent For Service)

                                 (216) 689-5109
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


========================== ==================== ====================== ======================= ======================
 Title of Securities to       Amount to be        Proposed Maximum        Proposed Maximum           Amount of
      be Registered            Registered        Offering Price Per      Aggregate Offering      Registration Fee
                                                       Share                   Price
                                                        (1)                     (1)
-------------------------- -------------------- ---------------------- ----------------------- ----------------------
Common Shares with a          3,000,000 shares         $25.585              $76,755,000              $6,209.48
par value of $1 each (2)
========================== ==================== ====================== ======================= ======================


(1) As calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the maximum aggregate offering price is based on the average of the high and low prices of KeyCorp Common Shares, with a par value of $1 each (the "Common Shares"), for September 25, 2003.

(2) Each Common Share includes an associated right to purchase one Common Share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Common Share, and will be transferred along with and only with the Common Share.

                              EXPLANATORY STATEMENT

Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 3,000,000 KeyCorp Common Shares to be available for purchase under the KeyCorp Amended and Restated 1991 Equity Compensation Plan. KeyCorp previously registered KeyCorp Common Shares for purchase under the plan on Registration Statement on Form S-8, File No. 333-70703, filed with the Securities and Exchange Commission on January 15, 1999. The contents of Registration Statement File No. 333-70703 are incorporated herein by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index on page 3, and are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, KeyCorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30th day of September, 2003.

KEYCORP

By:   /s/ Steven N. Bulloch
    -------------------------------
      Steven N. Bulloch
      Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                  DATE

--------------------------------------------------------------------------------

Henry L. Meyer III        Chairman, Chief Executive         September 30, 2003
                          Officer, President and Director
                          (Principal Executive Officer)
Jeffrey B. Weeden         Senior Executive Vice President   September 30, 2003
                          and Chief Financial Officer
Lee G. Irving             Executive Vice President and      September 30, 2003
                          Chief Accounting Officer
                          (Principal Accounting Officer)    September 30, 2003
Cecil D. Andrus           Director                          September 30, 2003
William G. Bares          Director                          September 30, 2003
Edward P. Campbell        Director                          September 30, 2003
Carol A. Cartwright       Director                          September 30, 2003
Alexander M. Cutler       Director                          September 30, 2003
Henry S. Hemingway        Director                          September 30, 2003
Charles R. Hogan          Director                          September 30, 2003
Shirley A. Jackson        Director                          September 30, 2003
Douglas J. McGregor       Director                          September 30, 2003
Eduardo R. Menasce        Director                          September 30, 2003
Steven A. Minter          Director                          September 30, 2003
Bill R. Sanford           Director                          September 30, 2003
Thomas C. Stevens         Director                          September 30, 2003
Dennis W. Sullivan        Director                          September 30, 2003
Peter G. Ten Eyck, II     Director                          September 30, 2003

The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to Powers of Attorney executed by the above-named Officers and Directors and filed with the Securities and Exchange Commission as
Exhibit 24 hereto.

By:   /s/ Steven N. Bulloch                Date: September 30, 2003
    -------------------------------
      Steven N. Bulloch
      Attorney-in-Fact

                                INDEX TO EXHIBITS



EXHIBIT NO.:      DESCRIPTION

4(a) Amended and Restated Articles of Incorporation of KeyCorp filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

4(b) Amended and Restated Regulations of KeyCorp, effective May 23, 2002, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

4(c) Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent, filed on June 19, 1997, as Exhibit 1 to Form 8-A, and incorporated herein by reference.

15                Acknowledgment Letter of Ernst & Young LLP.

23                Consent of Ernst & Young LLP.

24 Power of attorney pursuant to which certain officers and Directors have signed this Form S-8 Registration Statement.



















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